AMENDMENT AND WAIVER

Reference is made to the First Amendment and Waiver (the "Amendment"), dated as of March 14, 1996, of a certain Stock and Note Purchase Agreement dated as of December 15, 1993, between INRAD, Inc. (the "Company") and Clarex Limited, a Cayman Islands company ("Clarex") and William P. Nicklin of Newburgh, New York ("Nicklin").

WHEREAS, the Company has requested Clarex and Nicklin to restructure the previous Amendment as to waive certain covenants.

NOW THEREFORE, in consideration of the premises and mutual agreements herin contained, the parties hereto agree as follows:

1. Clarex and Nicklin hereby waive the 1996 fiscal year violation of subsection 7.12(a) as amended in the Amendment of the Letter Agreement pertaining to cash debt service (EBITDA) > 1.5x. In addition, subsection 7.12(a) is hereby deleted in its entirety. The Company shall continue to adhere to the financial covenant of maintaining a debt to the eligible accounts receivable ratio of .80x.

      INRAD, Inc.             Clarex Limited        William F. Nicklin


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by    Warren Ruderman      by
      President